EXHIBIT 10.21

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

FOURTH AMENDMENT OF LEASE

THIS FOURTH AMENDMENT OF LEASE (the "Fourth Amendment") dated as of

August 24, 2023 by and between FORSGATE INDUSTRIAL COMPLEX, a limited partnership with an address at 400 Hollister Road, Teterboro, New Jersey 07608 (hereinafter called "Landlord") and MOVADO GROUP, INC., a New York corporation, having its principal offices at 650 From Road, Paramus, New Jersey 07652 (hereinafter called "Tenant").

WI T N E S S E T H:

WHEREAS, Landlord and Tenant entered into a Lease dated May 22, 2000, as amended by a First Amendment of Lease dated February 27, 2009, as amended by a Second Amendment of Lease dated June 20, 2018, and as amended by a Third Amendment of Lease dated November 14, 2019 (as amended, the "Lease"), for approximately 99,962 square feet in a building (the "Premises") located on property more commonly known as 105 State Street, Moonachie, New Jersey;

WHEREAS, Tenant has made certain alterations to the Premises which need to be restored at the end of term; and

WHEREAS, Tenant and Landlord desire to amend the Lease to, among other things, extend the term of the Lease, subject to Tenant's payment to Landlord of the Restoration Payment and Restoration Fee Payment (as such terms are hereinafter defined) as set forth below.

NOW THEREFORE, for ten dollars and other good and valuable consideration, the parties agree as follows:

1.
The term of the Lease is hereby extended. Accordingly, Paragraph l(d) of the Lease shall be deleted and replaced with the following language:

"To commence on June 1, 2000 and to terminate on August 31, 2035 ("Termination Date")."

2.
Fixed Basic Rent from March 1, 2025 to August 31, 2035 shall be in the amounts set forth below, payable in equal monthly installments as set forth below, due and payable the first day of each month in advance.

Year	Annual	Monthly
March 1, 2025 - July 31, 2026	[***]	[***]
August 1, 2026 - July 31, 2027	[***]	[***]
August 1, 2027 - July 31, 2028	[***]	[***]

August 1, 2028 - July 31, 2029	[***]	[***]
August 1, 2029 - July 31, 2030	[***]	[***]
August 1, 2030- July 31, 2031	[***]	[***]
August 1, 2031 - July 31, 2032	[***]	[***]
August 1, 2032- July 31, 2033	[***]	[***]
August 1, 2033 - July 31, 2034	[***]	[***]
August 1, 2034 - July 31, 2035	[***]	[***]
August 1, 2035 to August 31, 2035	[***]	[***]

3.
Provided this Lease is in full force and effect and there is no "event of default" under Paragraph 21 of the Lease, Basic Rent shall abate for five (5) months from March 1, 2025 through July 31, 2025.

4.
Landlord and Tenant acknowledge that Tenant has exercised all of its options under the Lease and there are no future options to extend.

5.
(a) Landlord and Tenant acknowledge that pursuant to Paragraph 12 of the Third Amendment, Tenant's restoration obligations in respect of alterations, additions and/or improvements heretofore made by Tenant shall be limited to the work set forth on Exhibit C attached thereto. Landlord and Tenant hereby agree that in consideration of Landlord assuming responsibility for those restoration obligations set forth on Exhibit C for which the word "Landlord" has been inserted immediately following the description of the restoration obligation, Tenant shall pay Landlord the Restoration Payment and Restoration Fee Payment as set forth below. Notwithstanding payment of the Restoration Payment and Restoration Fee Payment, the parties acknowledge and agree that additional restoration obligations will be owing in the future by the Tenant to the Landlord to the extent that Tenant makes additional alterations, additions and/or improvements to the Premises after the date hereof.

(i)
Simultaneously with the execution of this Fourth Amendment, Tenant shall pay Landlord the sum of [***] (the "Restoration Payment") and in consideration of such amount, Tenant shall only be obligated to perform the items marked

"Tenant" on Exhibit C attached hereto ("Tenant's Obligations") and shall have no surrender/restoration obligations for the other items on Exhibit C.

(ii)
On August 31, 2035 (or such earlier date if the term ends sooner), Tenant shall pay Landlord an amount equal to the Base Rent and Expense Rent for the six (6) month period following the Termination Date (September 1, 2035 - February 28, 2036) (the "Restoration Fee Payment") to compensate Landlord for the period of time necessary to perform the work on Exhibit C which are not Tenant's Obligations. The Base Rent monthly rate for such six (6) month period shall be the same as the Base Rent monthly rate as in effect immediately prior to the beginning of such six (6) month period.

(b)
Landlord shall use the Restoration Payment together with the Restoration Fee Payment to pay for Tenant's Obligations in lieu of Tenant performing certain of its surrender obligations under the Lease as set forth above.

(c)
The parties acknowledge that the restoration work listed on Exhibit C, the Restoration Payment and the Restoration Fee Payment only address alterations, additions and improvements made prior to the date hereof. Tenant shall remain obligated to remove all alterations, additions and/or improvements made after the date hereof and repair all damage resulting therefrom. In addition, Tenant shall remain obligated to otherwise surrender the Premises in the condition required under Paragraph 13 of the Lease, including but not limited to surrendering all systems in good, operable condition.

6.
Landlord and Tenant each represents and warrants to the other party that it has not dealt with any brokers or agents in connection with the negotiation of this Amendment of Lease other than Charles Klatskin Co. and Cresa. Landlord and Tenant shall each indemnify, defend and hold harmless the other party from any breach of this representation by the breaching party. Landlord shall pay Charles Klatskin Co. and Cresa pursuant to a separate agreement.

7.
This Fourth Amendment may be executed in counterparts, and all counterparts together shall be construed as one document. Portable document format (PDF) signatures transmitted by electronic mail shall be considered originals for purposes of this Fourth Amendment.
8.
Except as expressly modified herein, all of the provisions of the Lease shall remain unchanged and in full force and effect and Landlord and Tenant ratify and confirm the terms of the Lease.

IN WITNESS WHEREOF the parties have executed this Fourth Amendment on the day and year first above written.

FORSGATE INDUSTRIAL COMPLEX,

Landlord

By: /Samuel A. Klatskin/

Samuel A. Klatskin, General Partner

By: Stephen Seiden

Stephen Seiden, General Partner

MOVADO GROUP, INC.,

Tenant

By: /Mitchell Sussis/

Name: Mitchell Sussis

Title: Senior VP